                                                                                                                 EXHIBIT 4.21

                                                FOURTH AMENDMENT AND SUPPLEMENT
                                                      TO CREDIT AGREEMENT

                                               EFFECTIVE AS OF NOVEMBER 15, 2002

                                                             AMONG

                                               ENTERPRISE PRODUCTS OPERATING L.P.

                                                    THE LENDERS PARTY HERETO

                                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                                                    AS ADMINISTRATIVE AGENT

                                                    ROYAL BANK OF CANADA AND
                                                         SUNTRUST BANK,
                                                   AS CO-DOCUMENTATION AGENTS

                                          BANK ONE, N.A. AND THE BANK OF NOVA SCOTIA,
                                                    AS CO-SYNDICATION AGENTS

                                      ____________________________________________________

                                                   WACHOVIA SECURITIES, INC.,
                                             AS SOLE ARRANGER AND SOLE BOOK MANAGER

                                               364-DAY REVOLVING CREDIT FACILITY

                                                FOURTH AMENDMENT AND SUPPLEMENT
                                                      TO CREDIT AGREEMENT
                                                   (364-Day Credit Facility)

         THIS FOURTH AMENDMENT AND SUPPLEMENT TO CREDIT AGREEMENT (this "Fourth Amendment") is made and entered into effective as of the 15th day of November, 2002 (the "Fourth Amendment Effective Date"), among ENTERPRISE PRODUCTS OPERATING
L.P., a Delaware limited partnership (the "Borrower"); WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union
National Bank), as administrative agent (in such capacity, the "Administrative Agent") for each of the lenders (the
"Lenders") that is a signatory or which becomes a signatory to the hereinafter defined Credit Agreement; and the Lenders party hereto.

                                                           R E C I T A L S:

         A.       On November 17, 2000, the Borrower, the Lenders and the Administrative Agent entered into a certain Credit
Agreement (as amended and supplemented by First Amendment and Supplement to Credit Agreement dated November 6, 2001, effective as of
November 16, 2001, and as further amended and supplemented by a Second Amendment and Supplement to Credit Agreement dated as of
April 24, 2002, and by a Third Amendment and Supplement to Credit Agreement dated effective as of July 31, 2002, (the "Credit
Agreement") whereby, upon the terms and conditions therein stated, the Lenders agreed to make certain Loans (as defined in the
Credit Agreement) and extend certain credit to the Borrower.

         B.       The parties hereto mutually desire to further amend the Credit Agreement as hereinafter set forth.

         C.       Each of Fleet National Bank and Toronto Dominion (Texas), Inc. (collectively, the "Retiring Lenders")desire to cease being a Lender.

         D.       Each of Lehman Brothers Bank and UBS AG, Stamford Branch (the "New Lenders") desires to become a
"Lender" under the Credit Agreement and to purchase Commitments and Loans from the Lenders party to the Credit Agreement prior to the effectiveness of this Fourth Amendment (the "Existing Lenders").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.       Certain Definitions.

1.1      Terms Defined Above.  As used in this Fourth Amendment, the terms "Administrative Agent", "Borrower", "Credit
Agreement", "Existing Lenders", "Fourth Amendment", "Fourth Amendment Effective Date", "New Lenders" and "Retiring Lenders", shall have the meanings indicated above.

1.2      Terms Defined in Agreement.  Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

2.       Assignments.

2.1      The Existing Lenders hereby sell and assign, without recourse, to the New Lenders, and the New Lenders hereby purchase and assume, without recourse, from the Assignors, effective as of the Fourth Amendment Effective Date all of the interests of the
Retiring Lenders and so much of the interests (collectively, the "Assigned Interests") in the other Existing Lenders' rights and obligations under the Credit Agreement, including, without limitation, the interests in the Commitments and the Loans of the
Existing Lenders on the Fourth Amendment Effective Date, but excluding accrued interests and fees to but excluding the Fourth
Amendment Effective Date, as will result, after giving effect to the Assigned Interests, in each Existing Lender (other than the
Retiring Lenders) and each New Lender having the Commitment on Schedule 2.01 hereto.

2.2      Each New Lender hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Fourth Amendment
Effective Date (a) each New Lender shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of its Assigned Interest, have the rights and obligations of a Lender thereunder and (b) each Existing Lender shall, to the extent of its Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement, it being understood that the Retiring Lenders shall relinquish all such rights and be released from all such obligations.

3.       Amendments to Credit Agreement.

3.1      Defined Terms.

         (a)      The term "Agreement," as defined in Section  1.01 of the Credit Agreement, is hereby amended to mean the
                  Credit Agreement, as amended and supplemented by this Fourth Amendment and as the same may from time to time be further amended or supplemented.

         (b)      The term "Applicable Rate" is hereby amended in its entirety to read as follows:

                  " `Applicable Rate' means, for any day, with respect to any Eurodollar Loan, ABR Loan, or with respect to the facility fees payable hereunder, as the case may be, subject to the two immediately following paragraphs of this defined term), the applicable rate per annum set forth below under the caption
                  "Eurodollar Spread", "ABR Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by
                  Moody's and S and P, respectively, applicable on such date to the Index Debt:

                          Index Debt Ratings:              Eurodollar           ABR          Facility Fee
                          -------------------              ----------           ---          ------------
                             (Moody's/S and P)                   Spread           Spread             Rate
                             -------------                   ------           ------             ----
                  Category 1    greater or = A3/A-           0.415%            0.0%             0.085%
                  Category 2    greater or = Baa1/BBB+       0.525%            0.0%             0.100%
                  Category 3    greater or = Baa2/BBB        0.625%            0.0%             0.125%
                  Category 4    greater or = Baa3/BBB-       0.825%            0.0%             0.175%
                  Category 5    less than    Baa3/BBB-       1.050%            0.0%             0.200%

                           For purposes of the foregoing, (a) if either Moody's or S and P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then such rating agency shall be deemed to have established a rating in the same Category as the other rating agency; (b) if the ratings established by Moody's and S and P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category one rating higher than the lower of the two ratings; and (c) if the ratings established or deemed to have been established by Moody's and S and P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S and P), such change shall be effective as of the date on which it is first announced by the applicable rating agency.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody's or S and P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  Notwithstanding the foregoing (a) the Eurodollar Spread and the ABR Spread, as otherwise determined as above provided, shall increase by .50% for the period from and after the Fourth Amendment Effective Date to the last day of the first fiscal quarter ending thereafter at which the ratio of Consolidated Indebtedness to Consolidated EBITDA, calculated as provided in Section 6.07(b), shall be equal to or less than 4.50 to
                  1.0, and (b) if at any time or from time to time at the end of any fiscal quarter ending thereafter (a
                  "Determination Date") the ratio of Consolidated Indebtedness to Consolidated EBITDA, calculated as provided in Section 6.07(b), shall exceed 4.50 to 1.0, the Eurodollar Spread and the ABR Spread, as
                  otherwise determined as above provided, shall increase by .50% for the period from and including the
                  Determination Date  to the last day of the first fiscal quarter ending thereafter at which the ratio of
                  Consolidated Indebtedness to Consolidated EBITDA, calculated as provided in Section 6.07(b), shall be equal to or less than 4.50 to 1.0; provided, for avoidance of doubt, that any increase pursuant to the foregoing clause (b) shall occur, if at all, only after the increase pursuant to clause (a) has ceased to be in effect."

         (c)      The term "Commitment" is hereby amended in its entirety to read as follows:

                           " `Commitment' means, with respect to each Lender, the commitment of such Lender to make
                   Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to Section 2.01 or assignments by or to such Lender pursuant to
                  Section 9.04.  The initial amount of each Lender's Commitment is set forth on Schedule 2.01 to the Fourth
                  Amendment, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its
                  Commitment, as applicable.  The aggregate amount of the Lenders' Commitments on the Fourth Amendment
                  Effective Date is $230,000,000."

         (d)      The term "Conversion" is hereby amended in its entirety to read as follows

                           " `Conversion' means the conversion of the outstanding Revolving Loans to Term Loans pursuant to the terms and conditions of Section 2.01(d), which conversion shall occur on November 14, 2003, unless the Availability Period is extended pursuant to Section 2.01(c)."

3.2      Additional Defined Terms.  Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding the following new definitions, which read in their entirety as follows:

                           " `Fourth Amendment' means that certain Fourth Amendment and Supplement to Credit Agreement dated effective as of November 15, 2002, among the Borrower, the Lenders party thereto and the
                  Administrative Agent.

                           `Fourth Amendment Effective Date' means November 15, 2002."

3.3      Amendment to Section 2.12.  Section 2.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "SECTION 2.12.  Fees.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the
                  Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Exposure.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand.  All facility fees and utilization fees shall be computed on the basis of a year of 365 days (or
                  366 days in leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  In addition to the foregoing, the Borrower agrees to pay to the
                  Administrative Agent for the account of each Lender a utilization fee, which shall accrue and be payable on
                  Loans made hereunder at a rate of 0.125% per annum whenever the aggregate amount of Loans outstanding plus amounts outstanding under the Multi-Year Credit Facility exceed 50% of the total Commitments plus the
                  Multi-Year Credit Facility Commitments.

                           (b)      In the event the Borrower elects to convert the Revolving Loans to Term Loans pursuant to
                  Section 2.01(d), the Borrower agrees to pay to the Administrative Agent for the account of each Lender a term-out fee of 0.25% on the Loans of such Lender outstanding on the last day of the Final Availability
                  Period, payable on such date.

                           (c)      The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                           (d)      All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, utilization fees, participation and term-out fees, to the Lenders.  Fees paid shall not be refundable under any circumstances."

3.4      Amendment to Section 2.13(a).  Section 2.13(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "(a)     The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate."

4.       Conditions Precedent.  In addition to all other applicable conditions precedent contained in the Credit Agreement, the obligation of the Lenders party hereto and the Administrative Agent to enter into this Fourth Amendment shall be conditioned upon the following conditions precedent:

                  (a)      The Administrative Agent shall have received a copy of this Fourth Amendment, duly completed and executed by the Borrower and the Required Lenders; and acknowledged and ratified by the Limited Partner;

                  (b)      The Administrative Agent shall have received such other information, documents or instruments as it or its counsel may reasonably request.

5.       Representations and Warranties.  The Borrower represents and warrants that:

                  (a)      there exists no Default or Event of Default; and

                  (b)      the representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended and supplemented, were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this Fourth Amendment, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

6.       Extent of Amendments.  Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

7.       Counterparts.  This Fourth Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and same instrument.

8.       References.  On and after the Fourth Amendment Effective Date:

                        (a)      the terms "Agreement", "hereof", "herein", "hereunder", and terms of like import when used in the
                  Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this Fourth Amendment.

                        (b)      each Retiring Lender shall cease to be a "Lender" under the Credit Agreement.

                        (c)      each New Lender shall be a "Lender" under the Credit Agreement as amended hereby and each Lender shall have the Commitment set forth on Schedule 2.01 hereto.

9.       Governing Law.  This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of
New York and applicable federal law.

         THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS
OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This Fourth Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.

                                                    [Signatures Begin on Next Page]

         EXECUTED as of the Fourth Amendment Effective Date.

                                                     BORROWER:

                                                     ENTERPRISE PRODUCTS OPERATING L.P.

                                                     By:      Enterprise Products GP, LLC ,
                                                              General Partner

                                                              By:      /s/ W. Randall Fowler
                                                              Name:    W. Randall Fowler
                                                              Title:   Vice President  and  Treasurer

                                                     LENDERS AND AGENTS:

                                                     WACHOVIA BANK, NATIONAL
                                                     ASSOCIATION (formerly known as
                                                     First Union National Bank), Individually
                                                     and as Administrative Agent

                                                     By:      /s/ Russell T. Clingman
                                                     Name:    Russell T. Clingman
                                                     Title:   Director

                                                     ROYAL BANK OF CANADA,
                                                     Individually and as Co-Documentation Agent

                                                     By:      /s/ Tom J. Oberaigner
                                                      Name:    Tom J. Oberaigner
                                                     Title:   Senior Manager

                                                     SUNTRUST BANK,
                                                     Individually and as Co-Documentation Agent

                                                     By:      /s/ David J. Edge
                                                     Name:    David J. Edge
                                                     Title:   Director

                                                     BANK ONE, NA (Main Office - Chicago),
                                                     Individually and as Co-Syndication Agent

                                                     By:      /s/ Kenneth J. Fatur
                                                     Name:    Kenneth J. Fatur
                                                     Title:   Director, Capital Markets

                                                     THE BANK OF NOVA SCOTIA,
                                                     Individually and as Co-Syndication Agent

                                                     By:      /s/ N. Bell
                                                     Name:  N. Bell
                                                     Title:   Senior Manager

                                                     MIZUHO CORPORATE BANK, LTD.,
                                                     Individually and as Managing Agent

                                                     By:      /s/ Hirofumi Sugano
                                                     Name:    Hirofumi Sugano
                                                     Title:   Senior Vice President

                                                     WESTDEUTSCHE LANDESBANK
                                                     GIRONZENTRALE, NEW YORK BRANCH,
                                                     Individually and as Co-Documentation Agent

                                                     By:   /s/ Salvatore Battinelli     /s/ Duncan M. Robertson
                                                     Name: Salvatore Battinelli            Duncan M. Robertson
                                                     Title:Managing Director                Director
                                                           Credit Department

                                                     GUARANTY BANK

                                                     By:      /s/ James R. Hamilton
                                                     Name:    James R. Hamilton
                                                     Title:   Senior Vice President

                                                     HIBERNIA NATIONAL BANK

                                                     By:      /s/ Nancy G. Moragas
                                                     Name:  Nancy G. Moragas
                                                     Title:   Vice President

                                                     BANK OF TOKYO-MITSUBISHI, LTD.,
                                                     HOUSTON AGENCY

                                                     By:      /s/ Kelton Glasscock
                                                     Name:    Kelton Glasscock
                                                     Title:   Vice President  and  Manager

                                                     CITIBANK, N.A.

                                                     By:      /s/ Douglas A. Whiddon
                                                     Name:    Douglas A. Whiddon
                                                     Title:   Attorney-in-Fact

                                                     LEHMAN BROTHERS BANK

                                                     By:      /s/ Gary T. Taylor
                                                     Name:    Gary T. Taylor
                                                     Title:   Vice President

                                                     UBS AG, STAMFORD BRANCH

                                                     By:      /s/ Patricia O'Kicki
                                                     Name:    Patricia O'Kicki
                                                     Title:   Director

                                                     By:      /s/ Thomas Salzano
                                                     Name:    Thomas Salzano
                                                     Title:   Director

                                                     RETIRING LENDERS:

                                                     FLEET NATIONAL BANK,
                                                     Individually and as Co-Documentation Agent

                                                     By:      /s/ Christopher C. Holmgren
                                                     Name:    Christopher C. Holmgren
                                                     Title:   Managing Director

                                                     TORONTO DOMINION (TEXAS), INC.

                                                     By:      /s/ Debbie A. Greene
                                                     Name:    Debbie A. Greene
                                                     Title:   Vice President

HOU:2052061.7
                                                                                                   364-Day Facility

                                             ACKNOWLEDGMENT AND RATIFICATION OF GUARANTOR

         The undersigned ("Guarantor") hereby expressly (i) acknowledges the terms of the foregoing Fourth Amendment and Supplement to Credit Agreement; (ii) ratifies and affirms its obligations under its Guaranty Agreement dated as of November 17, 2000, in favor of the Administrative Agent; (iii) acknowledges, renews and extends its continued liability under said Guaranty Agreement and
Guarantor hereby agrees that its Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Administrative
Agent the prompt payment when due of all amounts owing or to be owing by it under its Guaranty Agreement pursuant to the terms and conditions thereof, as modified hereby.

         The foregoing acknowledgment and ratification of the undersigned Guarantor shall be evidenced by signing the spaces provided below, to be effective as of Fourth Amendment Effective Date.

                                                     ENTERPRISE PRODUCTS PARTNERS L.P.,
                                                     a Delaware limited partnership

                                                     By:      Enterprise Products GP, LLC,
                                                              General Partner

                                                              By:      /s/ W. Randall Fowler
                                                               Name:   W. Randall Fowler
                                                              Title:   Vice President  and  Treasurer

                                                         SCHEDULE 2.01
                                                         --------------------

                                     Lender                                               Commitment

Wachovia Bank, National Association                                                          $25,000,000.00
Royal Bank of Canada                                                                          24,000,000.00
SunTrust Bank                                                                                 24,000,000.00
Bank One, NA                                                                                  22,000,000.00
The Bank of Nova Scotia                                                                       22,000,000.00
Lehman Brothers Bank                                                                          22,000,000.00
Citibank, N.A.                                                                                19,000,000.00
UBS AG, Stamford Branch                                                                       19,000,000.00
Westdeutsche Landesbank Gironzentrale, New York Branch                                        15,000,000.00
Mizuho Corporate Bank, Ltd.                                                                   15,000,000.00
Bank of Tokyo - Mitsubishi, Ltd., Houston Agency                                              10,000,000.00
Guaranty Bank                                                                                  7,500,000.00
Hibernia National Bank                                                                         5,500,000.00

Total                                                                                       $230,000,000.00
                                                                                            ===============